EXHIBIT 5.1

September 28, 2012

Casella Waste Systems, Inc.

25 Green Hills Lane

Rutland, VT 05701

Re: Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-175107) (the “Registration Statement”) filed by Casella Waste Systems, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, shares of the Company’s Class A Common Stock, $0.01 par value per share (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $250,000,000 as set forth in the Registration Statement and the prospectus contained therein; and (ii) the prospectus supplement, dated September 28, 2012 (the “Prospectus Supplement”) relating to the issue and sale pursuant to the Registration Statement of up to 10,000,000 shares of Common Stock and up to 1,500,000 shares of Common Stock issuable upon exercise of an over-allotment option granted by the Company (the “Shares”).

The Shares are to be issued and sold by the Company pursuant to an underwriting agreement, dated as of September 27, 2012 (the “Underwriting Agreement”) among the Company and the several underwriters named in Schedule 1 thereto, for which J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, which will be filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, dated September 28, 2012.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined a signed copy of the Registration Statement and a copy of the Prospectus Supplement, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company, including committees thereof, each as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

Casella Waste Systems, Inc.

September 28, 2012

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Shares and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Glenn J. Luinenburg
Glenn J. Luinenburg, a Partner